    As filed with the Securities and Exchange Commission on April 24, 2001
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          _______________________

                               IASIAWORKS, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                       94-3228782
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                         555 Airport Blvd., Suite 300
                             Burlingame, CA 94010
              (Address of principal executive offices) (Zip Code)

                               IASIAWORKS, INC.
                           2000 STOCK INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)
                           _______________________

                                Jonathan Beizer
        Chief Executive Officer,  Chief Financial Officer and President
                               iAsiaWorks, Inc.
                         555 Airport Blvd., Suite 300
                             Burlingame, CA 94010
                    (Name and address of agent for service)
                                (650) 340-8460
         (Telephone Number, including area code, of agent for service)
                          _______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                        Amount to be           Proposed Maximum             Proposed Maximum           Amount of
Title of Securities to be Registered    Registered(1)   Offering Price per Share(2)   Aggregate Offering Price(2)   Registration Fee
------------------------------------    -------------   ---------------------------   ---------------------------   ----------------
2000 Stock Incentive Plan
-----------------------------------
Common Stock, $0.001 par value        1,783,433 shares             $0.93                     $1,658,592.69                  $414.65

Employee Stock Purchase Plan
-----------------------------------
Common Stock, $0.001 par value          198,159 shares             $0.93                     $  184,287.87                  $ 46.07
                                      ----------------                                                                      -------
                                      1,981,592 shares                                     Aggregate Registration Fee       $460.72
                                      ================                                                                      =======
====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the iAsiaWorks, Inc. 2000 Stock Incentive Plan and the iAsiaWorks, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on April 17, 2001, as reported by the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,981,592 shares of Common Stock of the Registrant for issuance under the iAsiaWorks, Inc. 2000 Stock Incentive Plan and the iAsiaWorks, Inc. Employee Stock Purchase Plan. The contents of the prior Registration Statement relating to the Plans, Filing No. 333-44452, are incorporated herein by reference.

                                    PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

          iAsiaWorks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed with the Commission on April 2, 2001;

          (b) The Registrant's Registration Statement on Form 8-A/12-G, which was filed with the SEC on July 31, 2000, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
        --------

Exhibit Number     Exhibit
--------------     -------

     4           Instruments Defining the Rights of Stockholders. Reference is
                 made to Registrant's Registration Statement No. 000-31201 on
                 Form 8-A, together with any exhibits thereto, which are
                 incorporated herein by reference pursuant to Item 3(b) to this
                 Registration Statement.
     5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1         Consent of PricewaterhouseCoopers LLP, Independent
                 Accountants.
    23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
    24           Power of Attorney. Reference is made to page II-4 of this
                 Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California on this 24th day of April, 2001.

                                 iAsiaWorks, Inc.


                                 By:  /s/ Jonathan Beizer
                                      -------------------
                                      Jonathan Beizer
                                      Chief Executive Officer, Chief
                                      Financial Officer and President

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of iAsiaWorks, Inc., a Delaware corporation, do hereby constitute and appoint Jonathan Beizer, Chief Executive Officer, Chief Financial Officer and President the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                       Title                                   Date
------------------------------  ---------------------------------------------------      -------------------
/s/ Jonathan F. Beizer          Chief Executive Officer, Chief Financial Officer             April 24, 2001
-----------------------------   and President (Principal Executive Officer,
Jonathan F. Beizer              Principal Financial and Accounting Officer), Director


/s/ JoAnn Patrick-Ezzell        Chairman of the Board, Director                              April 24, 2001
-----------------------------
JoAnn Patrick-Ezzell

      Signature                                       Title                                   Date
------------------------------   ---------------------------------------------------      -------------------
/s/ William Tai                  Director
-----------------------------                                                               April 24, 2001
William Tai

/S/ William Stensrud             Director                                                   April 24, 2001
-----------------------------
William Stensrud

/s/ Daniel Carroll               Director                                                   April 24, 2001
-----------------------------
Daniel Carroll

/s/ Robert Lee                   Director                                                   April 24, 2001
-----------------------------
Robert Lee

                                 EXHIBIT INDEX

Exhibit Number  Exhibit
--------------  -------

      4         Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 000-31201 on
                Form 8-A, together with any exhibits thereto, which are
                incorporated herein by reference pursuant to Item 3(b) to this
                Registration Statement.
      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney. Reference is made to page II-2 of this
                Registration Statement.